Exhibit 99.2

5660 New Northside Drive Atlanta, Georgia 30328 Ph: (770) 933-1400 water.com

FOR IMMEDIATE RELEASE

NOVEMBER 13, 2014

DS Services of America, Inc. Announces Commencement of Consent Solicitation Relating to its Second-Priority Senior Secured Notes

Atlanta, Georgia – November 13, 2014 – DS Services of America, Inc. (“DS Services”) announced today that, in connection with the previously announced merger (the “Merger”) of Delivery Acquisition, Inc., a wholly-owned indirect subsidiary of Cott Corporation, a corporation organized under the laws of Canada (“Cott”), with and into DSS Group, Inc., the parent entity of DS Services (“Parent”), with Parent being the surviving corporation of the Merger, DS Services has commenced a solicitation of consents (the “Consent Solicitation”) from holders of its 10.000% Second-Priority Senior Secured Notes due 2021 (the “Notes”) upon the terms and subject to the conditions set forth in a consent solicitation statement (as it may be amended or supplemented from time to time, the “Consent Solicitation Statement”) and the accompanying consent letter, each dated November 13, 2014, to approve certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Notes (the “Indenture”).

The adoption of the Proposed Amendments requires the consent of holders of at least a majority in principal amount of the then outstanding Notes, voting as a single class (the “Required Holders”). Upon the terms and subject to the conditions set forth in the Consent Solicitation Statement, DS Services will make a cash payment (the “Consent Payment”) of $10.00 per $1,000 in aggregate principal amount of Notes held by each holder of Notes who has validly delivered, and not validly revoked, a duly executed consent prior to the Expiration Time (as such term is defined in the Consent Solicitation Statement).

DS Services will execute a supplement to the Indenture (the “Supplemental Indenture”) once the Required Holders have submitted their consents and not validly revoked them prior to the Revocation Deadline (as such term is defined in the Consent Solicitation Statement). The Supplemental Indenture will be effective upon execution but the Proposed Amendments will not become operative until payment of the Consent Payment is made to D.F. King & Co., Inc., the paying agent, which is expected to occur substantially simultaneously with the consummation of the Merger.

Substantially simultaneously with the consummation of the Merger, Cott and certain of Cott’s subsidiaries will become guarantors (collectively, the “New Guarantors”) of the Notes. In addition, if the Merger occurs and the Proposed Amendments become operative, the Notes will also become secured by certain U.S. assets of Cott’s U.S. subsidiaries that are New Guarantors.

The Proposed Amendments would, among other things, (i) exclude the Merger from the definition of “Change of Control,” (ii) modify existing covenants to, among other things, change them from applying to DS Services and certain of its subsidiaries to applying to Cott and certain of its subsidiaries, (iii) reduce certain incurrence leverage ratios with respect to the debt and lien covenants, (iv) make certain amendments and adjustments to reflect the combined business and to give effect to the Merger, and (v) amend certain other provisions of the Indenture and the existing security documents and intercreditor agreements as described in the Consent Solicitation Statement. Pursuant to the Proposed Amendments, DS Services will (i) enter into an amendment and restatement of its existing collateral agreement and other related security documents (collectively, the “Amended and Restated Security Documents”) and (ii) replace its existing intercreditor agreements with a new intercreditor agreement (the “New Intercreditor Agreement”) to incorporate the Proposed Amendments. As a result of the Proposed Amendments, holders of the Notes will not have the right to require DS Services to make a change of control offer to purchase the Notes in connection with the Merger.

The Consent Payment will be made to the paying agent at the time or promptly after the conditions to payment specified in the Consent Solicitation Statement have been satisfied or waived, which is expected to be substantially simultaneous with the consummation of the Merger. If the Proposed Amendments are approved by the Required Holders, and the Supplemental Indenture, the Amended and Restated Security Documents and the New Intercreditor Agreement are validly entered into with respect to the Notes, the Supplemental Indenture, the Amended and Restated Security Documents and the New Intercreditor Agreement would bind all holders of the Notes, including those that did not give their consent, but non-consenting holders will not receive the Consent Payment. The Consent Solicitation is subject to the satisfaction of regulatory approvals and certain customary conditions.

The Consent Solicitation is being made solely to qualified institutional buyers who are noteholders of record as of 5:00 p.m. on November 12, 2014 and on the terms and subject to the conditions set forth in the Consent Solicitation Statement. The solicitation will expire at 5:00 pm New York time on November 20, 2014. DS Services may, in its sole discretion, terminate, extend or amend the Consent Solicitation at any time as described in the Consent Solicitation Statement. Under the terms of the agreement providing for the Merger, the consummation of the Merger is conditioned upon the receipt of consents from the Required Holders. Upon or after the Proposed Amendments becoming operative, some or all of the Notes may bear legends pursuant to which the Notes may only be transferred to (i) qualified institutional buyers, (ii) non-U.S. persons outside the United States and (iii) in transactions not requiring registration under the Securities Act of 1933, as amended (the “Securities Act”).

Copies of the Consent Solicitation Statement and other related documents may be obtained from D.F. King & Co., Inc. by calling toll free in the U.S. at (866) 796-6869, or for banks and brokers at (212) 269-5550, or by email at ds@dfking.com. Holders of the Notes are urged to review the Consent Solicitation Statement for the detailed terms of the Consent Solicitation and the procedures for consenting to the Proposed Amendments. Barclays is acting as Solicitation Agent. Any persons with questions regarding the Consent Solicitations should contact Barclays toll free in the U.S. at (800) 438-3242 or collect at (212) 528-7581.

This announcement is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. No recommendation is being made as to whether holders of Notes should consent to the Proposed Amendments. The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities laws, including statements regarding the success of the Consent Solicitation, whether the Supplemental Indenture will be executed, whether the Merger will be completed, the anticipated consequences and benefits of the Merger, the timing of the Consent Payments, and other information and statements that are not historical fact. Forward-looking statements involve inherent risks and uncertainties and DS Services cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. DS Services undertakes no obligation to update these statements as a result of new information or future events, except as required by law.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DS Services does not, except as expressly required by applicable law, undertake to update or revise any of these statements in light of new information or future events.

About DS Services of America, Inc.

DS Services of America, Inc. is a national direct-to-consumer provider of bottled water, office coffee and water filtration services. DS Services offers a comprehensive portfolio of beverage products, equipment and supplies to approximately 1.5 million customers through its network of over 200 sales and distribution facilities and daily operation of over 2,100 routes. With one of the broadest distribution networks in the country, DS Services can provide service to approximately 90 percent of U.S. households and efficiently services homes and national, regional and local offices. DS Services is dedicated to achieving its mission of becoming America’s favorite water, coffee and tea service provider where consumers live, work and play. Please visit our website www.water.com for more information about DS Services.

About Cott Corporation

Cott Corporation is one of the world’s largest producers of beverages on behalf of retailers, brand owners and distributors. Cott produces multiple types of beverages in a variety of packaging formats and sizes, including carbonated soft drinks, 100% shelf stable juice and juice-based products, clear, still and sparkling flavored waters, energy drinks and shots, sports drinks, new age beverages, ready-to-drink teas, beverage concentrates, liquid enhancers, freezables and ready-to-drink alcoholic beverages, as well as hot chocolate, coffee, malt drinks, creamers/whiteners and cereals. Cott’s large manufacturing footprint, substantial research and development capability and high-level of quality and customer service enables Cott to offer its customers a strong value-added proposition of low cost, high quality products. With over 4,000 employees, Cott operates manufacturing facilities in the United States, Canada, the United Kingdom and Mexico. Cott also develops and manufactures beverage concentrates which it exports to approximately 50 countries around the world.